Exhibit 10.3

DEBT CONVERSION AGREEMENT

This Debt Conversion Agreement (the “Agreement”) is entered into effective as of as of April 14, 2026 by and between Scott Maskin and James Brennan (the “Debt Holders”) and SUNation Energy, Inc., a Delaware corporation (the “Company”), with reference to the following facts:

WHEREAS, Debt Holders are party to that certain Amended and Restated Long-Term Senior Secured Promissory Note in the initial principal amount of $5,605,435.52 (the “Debt”), dated April 10, 2025 (initially entered into in November 2022) (the “Long-Term Note”), which the Company and Debt Holders desire to reduce the principal and interest amount currently due thereunder by $1,200,000 (the “Debt”) by issuing up to 677,966 restricted shares of the Company’s Common Stock, par value $.05 per share (the “Common Stock”) to the Debt Holders having a value of $1.77 per share (reflecting a premium to the Nasdaq Stock Market closing price of $1.61 per share on April 13, 2026).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Debt Holders and the Company agree as follows:

1. Conversion to Common Stock. Effective as of April 14, 2026, $1,200,000 of the Debt under the Long-Term Note shall be converted into shares of Common Stock at a price per share of $1.77 for an aggregate number of restricted shares of the Company’s common stock totaling 677,966 shares. Upon execution of this Agreement, the Company shall instruct its transfer agent to issue a total of 677,966 shares of Common Stock to the Debt Holders, and the Debt Holder shall acknowledge the repayment of $1,200,000 under the Long-Term Note in installment payments of principal and accrued interest. Of the aggregate of 677,966 restricted shares of Common Stock being issued in exchange for and in forgiveness of an aggregate of $1,200,000 of Debt under the Long-Term Note, Mr. Scott Maskin will receive an aggregate of 554,712 shares of the Company’s Common Stock, and Mr. James Brennan will receive an aggregate of 123,254 shares of the Company’s Common Stock.

2. Debt Holder Representations. The Company is issuing the Common Stock to Debt Holders in reliance upon the following representations made by Debt Holders

(a) each Debt Holder acknowledges and agrees that the shares of Common Stock are characterized as “restricted securities” under the Securities Act of 1933 (as amended and together with the rules and regulations promulgated thereunder, the “Securities Act”) and that, under the Securities Act and applicable regulations thereunder, such securities may not be resold, pledged or otherwise transferred without registration under the Securities Act or an exemption therefrom. Each Debt Holder acknowledges and agrees that (i) the shares of Common Stock are being offered in a transaction not involving any public offering in the United States within the meaning of the Securities Act, and the shares of Common Stock have not been registered under the Securities Act, (ii) such shares of Common Stock may be offered, resold, pledged or otherwise transferred only in a transaction registered under the Securities Act, or meeting the requirements of Rule 144, or in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company so requests) and in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction, and (3) in addition to the Rule 144 and other restrictions applicable to affiliates and control persons, as defined under Rule 405 of the Securities Act of 1933, as amended, the Debt Holders have further agreed to a contractual lock-up for a period of not less than 180 days from issuance of the conversion shares.

(b) Debt Holders acknowledge and agree that (i) the registrar or transfer agent for the shares of Common Stock will not be required to accept for registration of transfer any shares except upon presentation of evidence satisfactory to the Company that the restrictions on transfer under the Securities Act have been complied with and (ii) any shares of Common Stock in the form of definitive physical certificates or if held in electronic registry at the Transfer Agent, in each case will bear a restrictive legend.

(c) Debt Holders acknowledge and agree that: (a) the shares of Common Stock have not been registered under the Securities Act, or under any state securities laws, and are being issued in reliance upon federal and state exemptions for transactions not involving any public offering, including Regulation D of the Securities Act; (b) Debt Holders are acquiring the shares of Common Stock solely for each of its own account for investment purposes, and not with a view to the distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; (c) each Debt Holder is a sophisticated person with such knowledge and experience in business and financial matters that it is capable of evaluating the merits and risks of purchasing or accepting the shares of Common Stock in exchange for the Debt; (d) each Debt Holder has had the opportunity to obtain from the Company such information as desired in order to evaluate the merits and the risks inherent in holding the shares of Common Stock; (e) each Debt Holder is able to bear the economic risk and lack of liquidity inherent in holding the shares of Common Stock; (f) each Debt Holder is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act; and (g) and (g) each Debt Holder either has a pre-existing personal or business relationship with the Company or its officers, directors or controlling persons, or by reason of Debt Holder’s business or financial experience, or the business or financial experience of their professional advisors who are unaffiliated with and who are not compensated by the Company, directly or indirectly, have the capacity to protect their own interests in connection with the acquisition of the Common Stock in exchange and forgiveness of the portion of the Debt that is being reduced via issuane of these shares of Comon Stock.

(d) each Debt Holder’s investment in the Company pursuant to this Common Stock is consistent, in both nature and amount, with Debt Holder’s overall investment program and financial condition.

(e) Mr. Scott Maskin’s principal residence is in the State of New York and Mr. James Brennan’s principal residence is in the State of Florida.

3. Miscellaneous.

(a) This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware.

(b) This Agreement constitutes the entire agreement between the parties and supersedes all prior oral or written negotiations and agreements between the parties with respect to the subject matter hereof insofar as it relates to the issuance of the shares of Common Stock in exchange for the portion of Debt being reduced and forgiven under the Long-Term Note. No modification, variation or amendment of this Agreement (including any exhibit hereto) shall be effective unless made in writing and signed by all parties hereto.

(c) Each party to this Agreement hereby represents and warrants to the other party that it has had an opportunity to seek the advice of its own independent legal counsel with respect to the provisions of this Agreement and that its decision to execute this Agreement is not based on any reliance upon the advice of any other party or its legal counsel. Each party represents and warrants to the other party that in executing this Agreement such party has completely read this Agreement and that such party understands the terms of this Agreement and its significance. This Agreement shall be construed neutrally, without regard to the party responsible for its preparation.

(d) Each party to this Agreement hereby represents and warrants to the other party that (i) the execution, performance and delivery of this Agreement has been authorized by all necessary action by such party; (ii) the representative executing this Agreement on behalf of such party has been granted all necessary power and authority to act on behalf of such party with respect to the execution, performance and delivery of this Agreement; and (iii) the representative executing this Agreement on behalf of such party is of legal age and capacity to enter into agreements which are fully binding and enforceable against such party.

(e) This Agreement may be executed in any number of counterparts and may be delivered by facsimile transmission, all of which taken together shall constitute a single instrument.

This Agreement is entered into and effective as of the date first written above.

COMPANY:	DEBT HOLDER:

SUNation Energy, Inc.

By:	By:
Independent Director		Scott Maskin

DEBT HOLDER:

By:
James Brennan

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